EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

United Cannabis Corporation

Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File number 333-214253) of United Cannabis Corporation of our report dated February 24, 2017 relating to the financial statements of United Cannabis Corporation which appear in this Form 10-K. Our report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ B.F. Borgers, CPA, PC

B.F. Borgers, CPA, PC

Lakewood, Colorado

March 10, 2017